UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2008

OpenTV Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-15473	98-0212376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Sacramento Street, San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2008, OpenTV Corp. (the “Company”) issued a press release (the “Press Release”) announcing that the Company’s Board of Directors had appointed Ben Bennett as its Chief Executive Officer. Mr. Bennett, age 45, assumes this role after having served as Acting Chief Executive Officer and Chief Operating Officer since August 29, 2007. Previously, Mr. Bennett served as the Company’s Senior Vice President & Managing Director for European operations since September 2005. In addition, from April 2001 through September 2005, Mr. Bennett served as Senior Vice President and General Manager of the Company’s Worldwide Professional Services and Support group. The current terms of Mr. Bennett’s employment with the Company are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2007.

A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference as if set forth fully herein. The foregoing description is qualified in its entirety by the full text of the press release.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits.

Exhibit	Description

99.1	Press Release issued March 10, 2008 by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2008	OPENTV CORP.

	By:	/s/ Shum Mukherjee
	Name:	Shum Mukherjee
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued March 10, 2008 by the Company.